UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2017

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on April 21, 2017 (the “Annual Meeting”), at which the following persons were elected to the Company’s Board of Directors by the votes and for the terms indicated:

	Vote
Director	For	Against	Abstain	Broker Non-Votes	Term Ending

John D. Carter	111,989,746	3,599,619	163,273	10,157,371	2018
William W. Crouch	113,418,349	2,179,479	154,810	10,157,371	2018
Catherine A. Halligan	113,821,494	1,770,059	161,085	10,157,371	2018
Earl R. Lewis	111,186,591	4,425,349	140,698	10,157,371	2018
Angus L. Macdonald	112,591,529	2,998,288	162,821	10,157,371	2018
Michael T. Smith	111,261,782	4,324,485	166,371	10,157,371	2018
Cathy A. Stauffer	115,090,335	501,835	160,468	10,157,371	2018
Andrew C. Teich	113,728,258	1,772,716	251,664	10,157,371	2018
John W. Wood, Jr.	114,880,959	702,425	169,254	10,157,371	2018
Steven E. Wynne	112,561,651	3,033,726	157,261	10,157,371	2018

At the Annual Meeting, the proposal to approve the adoption of the Amended and Restated 2012 Executive Bonus Plan for the Company’s executive officers:

For	Against	Abstain	Broker Non-Votes

112,915,981	2,647,453	189,204	10,157,371

At the Annual Meeting, the proposal to ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes

122,109,373	3,646,876	153,760	0

At the Annual Meeting, the proposal to hold an advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes

111,603,151	3,960,449	189,038	10,157,371

At the Annual Meeting, the proposal to hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

106,145,402	85,076	9,326,509	195,651	10,157,371

The Company’s stockholders, on an advisory basis, indicated their preference for an advisory vote on executive compensation to be held every year. In accordance with the stockholders’ preference, Company’s board of directors has determined to hold an advisory vote on executive compensation every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 24, 2017.

FLIR SYSTEMS, INC.
(Registrant)

By      /s/ Todd M. DuChene
Todd M. DuChene
Senior Vice President, General    Counsel and Secretary